Exhibit 99.1

Avid Technology Announces Q1 2022 Results

Subscription Revenue of $33.0M, an Increase of 32.5% Year-Over-Year, Driven by Net Increase of 21,200 Paid Subscriptions in the Quarter

Total Revenue of $100.6M, an Increase of 6.7% Year-Over-Year

Gross Margin of 66.3%, an Increase of 120 Basis Points Year-Over-Year

Net Income per Common Share of $0.23 and Non-GAAP Earnings per Share of $0.33, an Increase of 17.9% Year-Over-Year

BURLINGTON, Mass., May 4, 2022 -- Avid® (NASDAQ: AVID), a leading technology provider that powers the media and entertainment industry, today announced its financial results for the first quarter of 2022, which ended on March 31, 2022.

Total revenue increased 6.7% year-over-year in the first quarter, led by enterprise and creative subscription growth as well as favorable demand across product offerings, continuing the sustained growth trend with the fifth consecutive quarter of year-over-year revenue growth. During the first quarter, the recurring revenue components of the Company’s business remained strong with subscription revenue of $33.0 million, up 32.5% year-over-year, and subscription & maintenance revenue of $61.3 million, up 12.0% year-over-year.

The revenue growth, combined with improved gross margin, resulted in a 17.9% year-over-year improvement in Non-GAAP Earnings per Share to $0.33.

First Quarter 2022 Financial and Business Highlights

•Subscription revenue was $33.0 million, an increase of 32.5% year-over-year.
•Paid Cloud-enabled software subscriptions increased by 24.1% year-over-year to approximately 431,800 as of March 31, 2022 and increased by approximately 21,200 during the first quarter.
•Subscription and Maintenance revenue was $61.3 million, up 12.0% year-over-year.
•Total revenue was $100.6 million, an increase of 6.7% year-over-year.
•Gross margin was 66.3%, an increase of 120 basis points year-over-year. Non-GAAP Gross Margin was 66.8%, an increase of 120 basis points year-over-year.
•Operating expenses were $53.5 million, an increase of 5.1% year-over-year. Non-GAAP Operating Expenses were $49.7 million, an increase of 7.4% year-over-year.
•Net income was $10.6 million, an increase of 141.1% year-over-year. Non-GAAP Net Income was $14.8 million, an increase of 13.6% year-over-year.
•Adjusted EBITDA was $19.3 million, an increase of 9.0% year-over-year. Adjusted EBITDA Margin was 19.2%, an increase of 50 basis points year-over-year.
•Net income per common share was $0.23, an increase of 130.0% year-over-year. Non-GAAP Earnings per Share was $0.33, an increase of 17.9% year-over-year.
•Net cash provided by operating activities was $7.9 million in the quarter, a decrease of ($4.4) million compared to the prior year period due to working capital changes.

•Free Cash Flow was $4.7 million in the quarter, a decrease of ($6.4) million compared to the prior year period due to working capital changes.
•LTM Recurring Revenue % was 79.1% of the Company’s revenue for the 12 months ended March 31, 2022, up from 75.3% for the 12 months ended March 31, 2021.
•Annual Contract Value was $339.0 million as of March 31, 2022, up 12.3% from $302.0 million as of March 31, 2021
•Repurchased 354,472 shares for $10.8 million during the first quarter, under the $115 million share repurchase authorization announced on September 9, 2021.

Jeff Rosica, Avid’s CEO and President, stated, “We continued to have success growing our subscription business as more enterprise customers adopt subscription licensing coupled with continued strength in subscriptions for creative individuals. While we continue to see strong customer demand and business activity for our solutions, we have seen a tightening of supply for several components for our audio integrated solutions at the end of the first quarter that impacted our ability to meet customer orders, resulting in first quarter revenue at the lower end of our guidance.” Mr. Rosica added, “The global supply chain continues to present challenges, which could cause some uneven quarterly performance in the near-term. We currently believe these challenges to be temporary, and remain confident in our growing subscription and healthy maintenance business and in our ability to meet our 2022 targets. We’ve recently introduced several exciting new product enhancements for Pro Tools, Media Composer and MediaCentral, and in April, we added new pricing tiers for Pro Tools entry-level and high-end users, as we continue to execute on our subscription growth strategy.”

Ken Gayron, Executive Vice President and Chief Financial Officer of Avid, said, “We continued to make substantial progress in driving our higher gross margin subscription revenue during the first quarter. While we had strong customer demand for audio integrated solutions, we ended the quarter with about $10 million more integrated solutions backlog than typical because of tightening supply chain constraints late in the quarter. Notwithstanding these short-term challenges, we continue to feel confident in our business trajectory and our strategy for profitable growth. Consequently, we are not changing our full-year 2022 guidance.” Mr. Gayron continued, “Additionally, given our high confidence in our strategy and long-term model, and with the goal of enhancing shareholder returns, we continued to repurchase shares in the first quarter under the Company’s share repurchase program.”

Second Quarter and Full Year 2022 Guidance

For the second quarter of 2022, Avid is providing guidance for Revenue, Subscription & Maintenance Revenue, Non-GAAP Earnings per Share and Adjusted EBITDA. For the full year 2022, Avid is affirming its guidance for Revenue, Subscription & Maintenance Revenue, Non-GAAP Earnings per Share, Adjusted EBITDA, and Free Cash Flow that was issued on March 1, 2022.

($ in millions, except per share amounts)	Q2 2022 Guidance
Revenue	$92 - $104
Subscription & Maintenance Revenue	$60 - $64
Non-GAAP Earnings per Share	$0.19 - $0.32
Adjusted EBITDA	$13.5 - $19.5

Q2 Non-GAAP Earnings per Share assumes 45.5 million shares outstanding.

Full Year 2022 Guidance
Revenue	$430 - $450
Subscription & Maintenance Revenue	$266 - $274
Non-GAAP Earnings per Share	$1.40 - $1.51
Adjusted EBITDA	$84 - $94
Free Cash Flow	$60 - $67

2022 Non-GAAP Earnings per Share assumes 46.2 million shares outstanding.

All guidance presented by the Company is inherently uncertain and subject to numerous risks and uncertainties. Avid’s actual future results of operations could differ materially from those shown in the table above. For a discussion of some of the key assumptions underlying the guidance, as well as the key risks and uncertainties associated with these forward-looking statements, please see “Forward-Looking Statements” below as well as the Avid Technology Q1 2022 Business Update presentation posted on Avid’s Investor Relations website at ir.avid.com.

Conference Call to Discuss First Quarter 2022 Results on May 4, 2022
Avid will host a conference call to discuss its financial results for the first quarter 2022 on Wednesday, May 4, 2022 at 5:30 p.m. ET. Participants may join the webcast in listen-only mode and access the presentation slides using the link on the Avid Investor Relations website, which can be found on the Events & Presentations tab at ir.avid.com. Please connect at least 15 minutes in advance to ensure a timely connection to the call. A replay of the call will also be available for a limited time and can be accessed on the Events & Presentations tab of the Avid Investor Relations website shortly after the completion of the call.

2022 Investor Day and Conference Participation
Avid will host an Investor Day on Tuesday, May 24, 2022, where our executive team will provide a detailed update of its business and strategy. The online event is open to all investors. Please visit the Events and Presentations page on ir.avid.com for event details and registration. The Investor Day presentation will also be available for a limited time on the Avid Investor Relations website shortly after the completion of the event.

In addition, members of our executive team will be participating in upcoming investor conferences. CEO Jeff Rosica will participate in a fireside chat at the 50th Annual J.P. Morgan Global Technology, Media and Communications Conference on Wednesday, May 25, 2022, at 2:30 pm ET. CFO Ken Gayron will participate in a fireside chat at the B. Riley 22nd Annual Institutional Investor Conference on Thursday, May 26, 2022, at 4:00 pm ET. Investors are invited to view the live webcasts of these sessions. Viewing details will be available at the events and presentations page of our investor relations website at ir.avid.com/events-and-presentations.

Non-GAAP Financial Measures and Operational Metrics
Avid includes non-GAAP financial measures in this press release, including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Net Income, and Non-GAAP Earnings per Share. The Company also includes the operational metrics of Cloud-enabled software subscriptions, Recurring Revenue, LTM Recurring Revenue % and Annual Contract Value in this release. Avid believes the non-GAAP financial measures and operational metrics provided in this release provide helpful information to investors with respect to evaluating the

Company’s performance. Unless noted, all financial and operating information is reported based on actual exchange rates. Definitions of the non-GAAP financial measures and the operational metrics are included in our Form 8-K filed today. Reconciliations of the non-GAAP financial measures presented in this press release to the Company's comparable GAAP financial measures for the periods presented are set forth below and are included in the supplemental financial and operational data sheet available on our Investor Relations website at ir.Avid.com, which also includes definitions of all operational metrics.

This press release also includes expectations for future Adjusted EBITDA, Non-GAAP Earnings per Share and Free Cash Flow, which are forward-looking non-GAAP financial measures. Reconciliations of these forward-looking non-GAAP measures are not included in this press release or elsewhere, due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from the estimation of the non-GAAP results, together with some of the excluded information not being ascertainable or accessible at this time. As a result, we are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

Forward-Looking Statements
Certain information provided in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include statements regarding our future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may”, “will”, “anticipate”, “expect”, “believe”, “estimate”, “intend”, “plan”, “should”, “seek”, or other comparable terms.

Readers of this press release should understand that these forward-looking statements are not guarantees of performance or results. Forward-looking statements provide our current expectations and beliefs concerning future events and are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements.

These risks, uncertainties, and factors include, but are not limited to: risks related to the impact of the ongoing coronavirus (COVID-19) pandemic and subsequent variants on our business, suppliers, consumers, customers and employees; economic, social, and political instability, security concerns, and the risk of war, armed conflict and/or cyber conflict, particularly originating in, and complicated by, areas of heightened geopolitical tension and open conflict such as Ukraine, where we have outsourced research and development activities, Russia, and bordering territories; our liquidity; our ability to execute our strategic plan including our cost saving strategies, and to meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; fluctuations in subscription and maintenance renewal rates; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; risks related to the availability and prices of raw materials, including any negative effects caused by inflation, armed conflict and related sanctions, weather conditions, or health pandemics; disruptions, inefficiencies, and/or complications in our operations and/or dynamic and unpredictable global supply chain , including interruptions, delays, complications, and other impacts related to armed conflict and/or cyber conflict and related international sanctions and reprisals and the ongoing COVID-19 pandemic and subsequent variants; the costs, disruption, and diversion of management's attention due to the ongoing COVID-19 pandemic and subsequent variants, armed conflict and/or cyber conflict and related international sanctions and reprisals; the possibility of legal proceedings adverse to our Company; and other risks described in our reports filed from time to time with the U.S. Securities and Exchange Commission. Moreover, the business may be adversely affected by future legislative, regulatory or other changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. We undertake no responsibility to update or revise any forward-looking statements, except as required by law.

Avid Powers Greater Creators
People who create media for a living become greater creators with Avid’s award-winning technology solutions to make, manage and monetize today’s most celebrated video and audio content—from iconic movies and bingeworthy TV series, to network news and sports, to recorded music and the live stage. What began more than 30 years ago with our invention of nonlinear digital video editing has led to individual artists, creative teams and organizations everywhere subscribing to our powerful tools and collaborating securely in the cloud. We continue to re-imagine the many ways editors, musicians, producers, journalists and other content creators will bring their stories to life. Discover the possibilities at avid.com and join the conversation on social media with the multitude of brilliant creative people who choose Avid for a lifetime of success.

© 2022 Avid Technology, Inc., Avid and its logo are property of Avid. All rights reserved. Other trademarks are property of their respective owners.

Contacts

Investor contact: PR contact:
Whit Rappole Jim Sheehan
Avid Avid
ir@Avid.com jim.sheehan@Avid.com

AVID TECHNOLOGY, INC.
Consolidated Statements of Operations
(unaudited - in thousands except per share data)

	Three Months Ended
	March 31,
	2022	2021
Net revenues:
Subscription	$32,954	$24,868
Maintenance	28,327	29,852
Integrated solutions & other	39,368	39,644
Total net revenues	100,649	94,364

Cost of revenues:
Subscription	5,602	2,615
Maintenance	5,277	5,574
Integrated solutions & other	23,006	24,759
Total cost of revenues	33,885	32,948
Gross profit	66,764	61,416

Operating expenses:
Research and development	16,736	15,417
Marketing and selling	21,927	20,744
General and administrative	14,811	13,635
Restructuring costs, net	15	1,074
Total operating expenses	53,489	50,870

Operating income	13,275	10,546

Interest expense, net	(1,476)	(2,118)
Other expense, net	(87)	(3,555)
Income before income taxes	11,712	4,873
Provision for income taxes	1,126	482
Net income	$10,586	$4,391

Net income per common share – basic	$0.24	$0.10
Net income per common share – diluted	$0.23	$0.10

Weighted-average common shares outstanding – basic	44,817	44,559
Weighted-average common shares outstanding – diluted	45,408	46,204

AVID TECHNOLOGY, INC.
Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands except per share data)

	Three Months Ended
	March 31,
	2022	2021
GAAP revenue
GAAP revenue	$100,649	$94,364

Non-GAAP Gross Profit
GAAP gross profit	$66,764	$61,416
Stock-based compensation	426	440
Non-GAAP Gross Profit	$67,190	$61,856
GAAP Gross Margin	66.3%	65.1%
Non-GAAP Gross Margin	66.8%	65.6%

Non-GAAP Operating Expenses
GAAP operating expenses	$53,489	$50,870
Less Amortization of intangible assets	(58)	(105)
Less Stock-based compensation	(2,996)	(2,977)
Less Restructuring costs, net	(15)	(1,074)
Less Acquisition, integration and other costs	(459)	(369)
Less Efficiency program costs	—	(48)
Less Digital Transformation costs	(243)	—
Less COVID-19 related expenses	—	(2)
Non-GAAP Operating Expenses	$49,718	$46,295

Non-GAAP Operating Income and Adjusted EBITDA
GAAP net income	$10,586	$4,391
Interest and other expense	1,563	5,673
Provision for income taxes	1,126	482
GAAP operating income	$13,275	$10,546
Amortization of intangible assets	58	105
Stock-based compensation	3,422	3,417
Restructuring costs, net	15	1,074
Acquisition, integration and other costs	459	369
Efficiency program costs	—	48
Digital Transformation costs	243	—
COVID-19 related expenses	—	2
Non-GAAP Operating Income	$17,472	$15,561
Depreciation	1,803	2,119
Adjusted EBITDA	$19,275	$17,680
GAAP net income margin	10.5%	4.7%
Adjusted EBITDA Margin	19.2%	18.7%

Non-GAAP Net Income
GAAP net income	$10,586	$4,391
Amortization of intangible assets	58	105
Stock-based compensation	3,422	3,417
Restructuring costs, net	15	1,074
Acquisition, integration and other costs	459	369
Efficiency program costs	—	48
Digital Transformation costs	243	—
COVID-19 related expenses	—	2
Loss on extinguishment of debt	—	3,748
Tax impact of non-GAAP adjustments	(3)	(149)
Non-GAAP Net Income	$14,780	$13,005
Weighted-average common shares outstanding - basic	44,817	44,559
Weighted-average common shares outstanding - diluted	45,408	46,204
Non-GAAP Earnings Per Share - basic	$0.33	$0.29
Non-GAAP Earnings Per Share - diluted	$0.33	$0.28

Free Cash Flow
GAAP net cash provided by operating activities	$7,916	$12,313
Capital expenditures	(3,244)	(1,254)
Free Cash Flow	$4,672	$11,059
Free Cash Flow conversion of Adjusted EBITDA	24.2%	62.6%

These non-GAAP measures reflect how Avid manages its businesses internally. Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

AVID TECHNOLOGY, INC.
Consolidated Balance Sheets
(unaudited - in thousands, except per share data)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$41,245	$56,818
Restricted cash	2,013	2,416
Accounts receivable, net of allowances of $1,298 and $1,456 at March 31, 2022 and December 31, 2021, respectively	57,410	77,046
Inventories	17,817	19,922
Prepaid expenses	7,137	5,464
Contract assets	25,542	18,903
Other current assets	1,896	1,953
Total current assets	153,060	182,522
Property and equipment, net	17,742	16,028
Goodwill	32,643	32,643
Right of use assets	23,242	24,143
Deferred tax assets, net	4,155	5,210
Other long-term assets	14,265	13,454
Total assets	$245,107	$274,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,380	$26,854
Accrued compensation and benefits	26,821	35,458
Accrued expenses and other current liabilities	36,457	37,552
Income taxes payable	145	868
Short-term debt	8,709	9,158
Deferred revenue	80,744	87,475
Total current liabilities	174,256	197,365
Long-term debt	160,889	160,806
Long-term deferred revenue	11,578	10,607
Long-term lease liabilities	22,673	23,379
Other long-term liabilities	5,730	5,917
Total liabilities	375,126	398,074

Stockholders’ deficit:
Common stock	459	455
Treasury stock	(35,906)	(25,090)
Additional paid-in capital	1,026,115	1,031,633
Accumulated deficit	(1,116,373)	(1,126,959)
Accumulated other comprehensive loss	(4,314)	(4,113)
Total stockholders’ deficit	(130,019)	(124,074)
Total liabilities and stockholders’ deficit	$245,107	$274,000

AVID TECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Three Months Ended
	March 31,
	2022	2021
Cash flows from operating activities:
Net income	$10,586	$4,391
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,803	2,119
(Recovery) allowance for doubtful accounts	(135)	83
Stock-based compensation expense	3,422	3,122
Non-cash provision for restructuring	15	912
Non-cash interest expense	126	129
Loss on extinguishment of debt	—	2,579
Loss on disposal of fixed assets	548	—
Unrealized foreign currency transaction gains	(128)	(1,432)
Benefit from deferred taxes	1,055	501
Changes in operating assets and liabilities:
Accounts receivable	19,770	19,702
Inventories	2,105	(1,048)
Prepaid expenses and other assets	(2,067)	(866)
Accounts payable	(5,473)	(2,604)
Accrued expenses, compensation and benefits and other liabilities	(9,993)	(9,887)
Income taxes payable	(723)	(259)
Deferred revenue and contract assets	(12,995)	(5,129)
Net cash provided by operating activities	7,916	12,313

Cash flows from investing activities:
Purchases of property and equipment	(3,244)	(1,254)
Net cash used in investing activities	(3,244)	(1,254)

Cash flows from financing activities:
Proceeds from long-term debt	—	180,000
Repayment of debt	—	(201,208)
Repayment of debt principal	(53)	(2,346)
Payments for repurchase of common stock	(10,562)	—
Common stock repurchases for tax withholdings for net settlement of equity awards	(8,936)	(7,706)
Prepayment penalty on extinguishment of debt	—	(1,169)
Payments for credit facility issuance costs	(440)	(2,574)
Net cash used in financing activities	(19,991)	(35,003)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(254)	(332)
Net decrease in cash, cash equivalents and restricted cash	(15,573)	(24,276)
Cash, cash equivalents and restricted cash at beginning of period	60,556	83,638
Cash, cash equivalents and restricted cash at end of period	$44,983	$59,362
Supplemental information:
Cash and cash equivalents	$41,245	$55,624
Restricted cash	$2,013	$1,422
Restricted cash included in other long-term assets	$1,725	$2,316
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$44,983	$59,362

AVID TECHNOLOGY, INC.
Supplemental Revenue Information
(unaudited - in millions)

Backlog Disclosure for Quarter Ended March 31, 2022

	March 31,	December 31,	March 31,
	2022	2021	2021
Revenue Backlog*

Deferred Revenue	$92.3	$98.1	$97.5
Other Backlog	283.0	314.7	319.3
Total Revenue Backlog	$375.3	$412.8	$416.8

The expected timing of recognition of revenue backlog as of March 31, 2022 is as follows:

	2022	2023	2024	Thereafter	Total

Deferred Revenue	$74.0	$11.9	$4.0	$2.4	$92.3
Other Backlog	99.2	75.8	54.5	53.5	283.0
Total Revenue Backlog	$173.2	$87.7	$58.5	$55.9	$375.3

*A definition of Revenue Backlog is included in our Form 10-K and the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com.